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                                                                       Exhibit 3

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                               SERVICE AGREEMENT

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Customer Information:
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Name:__________________________    Distributor/Reference ID#:__________________________
Address:_______________________________________________________________________________
City:_______________________   State:_______________   Zip Code:_______________________


Service Information:
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Serial Number:___________________   EID Number: _______________________________________
IP Assigned:_____________________   DNS Assigned:______________________________________
Side Preference: Side A   Side B    Comp. Server Assigned:_____________________________

CDPD Provider:___________________
Email Addresses assigned:________@networkalpha.com Incoming Server(POP):networkalpha.com
                         ________@networkalpha.com Outgoing Server(SMTP):networkalpha.com

Email Password: ____________________________________________

Payment Option:
---------------

Circle One:

Yearly: $419.40     Monthly: $34.95/month     Proration will apply for a partial month


               BILLING SERVICE INFORMATION IF PAYING BY THE MONTH
               --------------------------------------------------

SETUP AND FIRST MONTH PAYMENT:
------------------------------

**Setup Fee:    $34.95 (setup fee is NON REFUNDABLE)
First Month:    $34.95
                ------
Total:          $69.90

Payment Method (Circle One): VISA      MasterCard       Discover    *Check   *Money Order

CREDIT CARD INFORMATION:

NAME ON CARD:__________________________________________________________________________

Card Number:_____________________________________________   Exp:_______________________

Card Holder Signature:___________________________________   Date:______________________

*If paying by check, cash, or money order please enclose payment with this form and mail it to AlphaCom within 10 days to avoid service interruption.

**Setup fee includes: setting up of 2 email accounts, web space area, and CDPD activation. SETUP FEE IS NOT REFUNDABLE.

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Monthly Payment Authorization for $34.95 if by Credit Card:
-----------------------------------------------------------
Card Type:      MasterCard      Visa    Discover

Name On Card:_____________________________________________

Card Number:______________________________________________  Exp:________________


By signing this agreement you hereby authorize AlphaCom to debit your credit card in the amount of $34.95 on a monthly basis starting the first business day after one month of the initialization. This authority is to remain in effect until revoked in writing at least 10 business days prior to next billing date. This payment is for monthly service and maybe subject to change.


Cardholders Signature:____________________________________


               Billing Service Information if Paying By the Year
               -------------------------------------------------

Setup and 1 Year Service Payment:
---------------------------------

**Setup Fee     $ 34.95 (Setup Fee is NON REFUNDABLE)
First Year:     $419.40
                -------
Total:          $454.35
Payment Method (Circle One): VISA    MasterCard   Discover  *Check  *Money Order

Credit card Information:

Name On Card:___________________________________________________________________

Card Number: ______________________________________________   Exp:______________

Card Holder Signature:_____________________________________   Date:_____________


*If paying by check, cash, or money order please enclose payment with this form and mail it to AlphaCom within 10 days to avoid service interruption.

**Setup fee includes: setting up of 2 email accounts, web space area, and CDPD activation.

                                  Return Policy
                                  -------------

RIGHT TO RETURN GOODS OR MERCHANDISE - YOU MAY RETURN THE GOODS AND MERCHANDISE TO SELLER FOR ANY REASON DURING THE FIRST TEN (10) DAYS AFTER THE DATE OF SHIPMENT FOR A FULL REFUND OR CREDIT, PROVIDED THE GOODS AND MERCHANDISE ARE IN GOOD WORKING ORDER AND REPAIR AND YOU HAVE FIRST OBTAINED A RETURN MERCHANDISE AUTHORIZATION NUMBER (RMA) FROM SELLER. FREIGHT CHARGES ARE NOT REFUNDABLE. TO OBTAIN A RMA YOU MUST CONTACT SELLER BY TELEPHONE OR E-MAIL WITHIN SAID 10 DAY PERIOD. THE GOODS AND MERCHANDISE MUST BE PROMPTLY RETURNED IN THE ORIGINAL PACKAGING. RETURNS AFTER 10 DAYS BUT BEFORE THIRTY (30) DAYS FROM SHIPMENT ARE SUBJECT TO RESTOCKING FEE OF 40% OF THE INVOICE AMOUNT. NO RETURNS WILL BE ACCEPTED WITHOUT AN RMA.

                            Cancellation of Service
                            -----------------------

If for any reason you wish to cancel your service, please contact AlphaCom directly. Customer is responsible for payment of service from activation date until date of cancellation.


                             Acceptable Use Policy
                             ---------------------

I have read the terms of the acceptable use policy in this form and am aware that violating terms in the acceptable use policy may result in termination of service.

                                                      __________________________
                                                      Customers Signature

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              ALPHACOM SERVICE AGREEMENT AND ACCEPTANCE CRITERIA

All provisions of AlphaCom Service Agreement apply to all of the Customer's Accounts billed to the Customer. The benefits of or rights conferred by this Agreement are nontransferable. Use of AlphaCom accounts is expressly limited to the individual or business whose name appears on the account and dependents of the account holder living at the same address. AlphaCom reserves the right to change, without notice, its Service, including, but not limited to access procedures, hours of operation, menu structures, commands, documents, vendors and services offered. Telco service charges may be billed separately and are subject to change. Customer shall be deemed to have assented to the terms hereof, whether or not previously received, upon accepting delivery of any service or equipment.

PROPRIETARY RIGHTS
Customer acknowledges that AlphaCom provides a certain Internet access and data services ("Services") to Customer and that the Services contain trade secrets belonging to AlphaCom. Trade secrets include, without limitation, the source code, system design and specifications, programming sequences, algorithms, flow charts and formats pertaining to the Services. Customer agrees to protect the Services against any unauthorized or unlawful use, disclosure, dissemination or copying. Customer agrees not to provide, lease, lend, use or otherwise allow third parties to use the Services for their benefit. Customer further agrees it will not allow third parties to modify, incorporate into or create a derivative work of any part of AlphaCom Services.

TERMS AND CREDIT
Customer agrees to pay AlphaCom all charges relating to the use of Customer's account(s) according to fees stated on invoices. FEES ARE CHARGED TO A CREDIT CARD MONTHLY AND PAYMENT IS DUE UPON RECEIPT OF INVOICE. AlphaCom reserves the right to vary charges or limit the amount or duration of credit to be allowed to the Customer. Returned checks or insufficient funds on credit cards are subject to service interruption. Service interruption does not relieve Customer from obligation to pay unpaid account balance. In the event of Customer's default in payment, Customer shall be responsible for all-reasonable cost and expenses incurred by AlphaCom in collection of any sums owing by Customer (including reasonable attorney's fees).

TAXES
Customer shall be responsible for all present and future federal, state, municipal or other government sales, use, excise, value added or other applicable taxes to the price, sales or delivery of any Services provided to the Customer

ACCEPTABLE AND LAWFUL USE
Customer agrees to use Service in a manner consistent with any and all applicable laws. Customer agrees to follow the Acceptable Use Policy of any network user or provider with whom it connects. Any access to any networks through AlphaCom's network must comply with the ruled appropriate for that network. Customer may not perform activities harmful to AlphaCom or its Customers, employees, vendors, business relationships or any other user of the network. Customers agree to comply with obscenity laws of the United States and any applicable local jurisdictions.

SECURITY
Customer is responsible for all use of Customer account(s) and confidentiality of password(s). All information given to AlphaCom during the course of this agreement shall be considered confidential. AlphaCom is not responsible for Customer's personal files residing on AlphaCom's equipment. Customer agrees to maintain security procedures in a manner so as to preclude reasonably unauthorized persons from having access to business records and data and to further ensure that all transmissions are authorized.

LIMITED WARRANTY AND LIABILITY
Data services are provided by AlphaCom on an as is, as available basis. AlphaCom disclaims all warranties, representations and statements, expressed or implied, statutory or otherwise, including, without

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limitation, any implied warranties of merchantability or fitness for a particular purpose. In no event shall AlphaCom be liable for any indirect, special, consequential, or incidental damages, however caused, including, without limitation, any damages arising out of the use of Services, delays in delivery or repair, loss of the Services, or damage to any documents or other property. Further, AlphaCom shall not liable for any incidental, consequential, indirect or special damages arising or resulting from any delay, omission or error in the electronic transmission or receipt of any order or contract pursuant to this agreement. AlphaCom shall not be liable for any failure to perform its obligations where such failure results from any cause beyond AlphaCom's control, including, without limitation, mechanical, electronic or communications failure or degradation that prevents such party form transmitting or receiving orders or contracts. Customer agrees to immediately notify AlphaCom if any transmission information is received in an unintelligible or garbled form. Customer agrees to hold AlphaCom harmless for any and all damages caused to Customer in any manner whatsoever, if such damage is a result of a computer virus or the like, contracted by the Customer during the time the Customer is connected to AlphaCom's database, network, systems or during any electronic transmission of any information between the Customer and AlphaCom Internet.

VALID ENFORCEABILITY
The terms conditions hereof are binding on the parties whether transmitted between the parties in paper format or electronically. In the case of an electronic transmission, the parties agree not to contest the validity or enforceability of those terms and conditions under the provisions of any applicable law relating to whether certain Agreements are to be in writing or signed by the party to be bound thereby. If introduced as evidence in paper format in any judicial, arbitration, mediation or administration proceeding, both parties agree that the terms and conditions hereof will be admissible against either party to the same extent and with the same force as other documents originated and maintained in paper format.

SEVERABILITY
In the event that any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this agreement shall remain enforceable according to its terms. WITHOUT LIMITATION OF THE FOREGOING, IT IS EXPRESSLEY UNDERSTOOD AND AGREED THAT EACH AND EVERY PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES OR EXCLUSION OF DAMAGES IS INTENDED BY THE PARTIES TO BE SEVERABLE AND INDEPENDENT OF ANY OTHER PROVISION AND TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLEY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY HEREUNDER IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL OTHER LIMITATIONS OF LIABILITY AND EXCLUSIONISM OF DAMAGES SET FORTH HEREIN SHALL REMAIN IN FULL FORCE AND EFFECT. 8/12/98